Exhibit 3.1

9254- 680

Microfilm Number		Filed with the Department of State on	JUL 09 1992

Entity Number	2097934
		Secretary of the Commonwealth

ARTICLES OF INCORPORATION-FOR PROFIT

DSCB:15-1304/2102/2303/2702/2903/7102A (Rev 90)

Indicate type of domestic corporation (check one) :

☒	Business-stock (15 Pa.C.S. § 1506)	☐	Management (15 Pa.C.S. § 2702)

☐	Business-nonstock (15 Pa.C.S. § 2102)	☐	Professional (15 Pa.C.S. § 2903)

☐	Business-statutory close (15 Pa.C.S. § 2303)	☐	Cooperative (15 Pa.C.S. § 7102)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit, hereby state(s) that:

1.	The name of the corporation is:	Rom Tech, Inc.

2.	The (a) address of the corporation’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)	2192 (ILLEGIBLE) Court	Warrington	PA	15976	Bucks

	Number and Street	City	State	Zip	County

(b)	c/o:
		Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be (Illegible) the county in which the corporation is located for (illegible) and official publication purposes.

3.	The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4.	The aggregate number of shares authorised is 1,000 (ILLEGIBLE)

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5.	The name and address, including number and street, if any, of each incorporator is:

Name	Address

Flaster, [ILLEGIBLE]	Five Greentree Centre, North Tower - Suite 200 [ILLEGIBLE]

6.	The specified effective date, if any, is:	Upon filing
month day year hour, if any

7.	Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8.	Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a “public offering” within the meaning of the Securities Act of 1933 (15 U.S.C. § 77a et seq.).

9.	Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:

IN TESTIMONY WHEREOF, the incorporator [ILLEGIBLE] has [ILLEGIBLE] signed these Articles of Incorporation this 2nd day of July, 19     .

Flaster, (ILLEGIBLE)

(Signature)	(Signature)
[ILLEGIBLE], Vice President

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9254- 682

RIDER A TO ARTICLES OF INCORPORATION OF

Rom Tech, Inc.

9. Any action which may be taken at a meeting of shareholders or of a class of shareholders maybe taken without a meeting if a consent or consents in writing to such action, setting forth the action so taken, shall be signed by shareholders entitled to cast a majority (or such larger percentage as may at the time of such action be required by statute for the taking of action by shareholders without a meeting) of the votes which all such shareholders are authorized to cast thereon.

10. (a) Directors and Officers as Fiduciaries. A director or officer of the corporation shall stand in a fiduciary relation to the corporation and shall perform his or her duties as a director or officer, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director or officer shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by one or more officers or employees of the corporation whom the director or officer reasonably believes to be reliable and competent with respect to the matters presented, counsel, public accounts or other persons as to matters that the director or officer reasonably believes to be within the professional or expert competence of such person, or a committee of the board of directors upon which the director or officer does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence. A director or officer shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or officer of the corporation or any failure to take any action shall be presumed to be in the best interests of the corporation.

(b) Personal Liability of Directors. A director of the corporation shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under these articles of incorporation, the bylaws of the corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

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(c) Personal Liability of Officers. An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under these articles of incorporation, the bylaws of the corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

(d) Interpretation of Article. The provisions of Sections (b) and (c) of this Article shall not apply to the responsibility or liability of a director or officer, as such, pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law. The provisions of this Article have been adopted pursuant to the authority of Sections 1721 (e) and 1732(c) of the Pennsylvania Business Corporation Law of 1988, shall be deemed to be a contract with each director or officer of the corporation who serves as such at any time while this Article is in effect, and such provisions are cumulative of and shall be in addition to and independent of any and all other limitations on the liabilities of directors or officers of the corporation, as such, or rights of indemnification by the corporation to which a director or officer of the corporation may be entitled, whether such limitations or rights arise under or are created by any statute, rule of law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Each person who serves as a director or officer of the corporation while this Article is in affect shall be deemed to be doing so in reliance on the provisions of this Article. No amendment to or repeal of this Article, nor the adoption of any provisions of these Articles of Incorporation inconsistent with this article, shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, repeal or adoption of an inconsistent provision. In any action, suit or proceeding involving the application of the provisions of this Article, the party or parties challenging the right of a director or officer to the benefits of this Article shall have the burden of proof.

11. These Articles of Incorporation may be amended in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

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12. The purposes for which the Corporation is organized are:

To engage in the sales and distribution of personal computer software; provided, however, that the corporation may invest its funds in real estate, mortgages, stock, bonds or any other type of investments and may own real or personal property necessary for, or appropriate or desirable in, the fulfillment or rendering of its specific professional services; and may engage in any other activity permitted to be conducted by a professional corporation incorporated under chapter 29 of the Pennsylvania Business Corporation Law of 1988 (Pa. C.S.A. $2901, et seq.) as amended from time to time.

Certification#: 9769114-1 Page 5 of 77

9550- 894

Microfilm Number		Filed with the Department of State on	JUL 28 1995

Entity Number	2097934
		Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

DSCB:15-1915 (Rev 91)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is:	Rom Tech, Inc.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	2260 Cabot Blvd., Suite 6	Langhorne	PA	19047	Bucks
	Number and Street	City	State	Zip	County

(b)	c/o:	N/A
		Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The Statute by or under which it was incorporated is :	Pennsylvania Business Corporation Law of 1988

4.	The date of its incorporation is :	July 9, 1992

5.	(Check and If appropriate complete, one of the following):

☒ The amendment shall be effective upon filling these Articles of Amendment in the Department of State.

	☐ The amendment shall be effective on :		at
		Date		Hour

6.	(Check one of the following):

☒ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b).

☐ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

7.	(Check, and if appropriate complete, one of the following):

☐ The Amendment adopted by the corporation, set forth in full, is as follows:

☒ The Amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

(ILLEGIBLE)

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DSCB:15-1915 (Rev 91)-2

8.	(Check if the amendment restates the Articles):

☒  The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 12th day of July, 1995.

Rom Tech, Inc.
(Name of Corporation)

BY:
Joseph A. Falsetti (Signature)

TITLE:	Chief Executive Officer

Certification#: 9769114-1 Page 9 of 77

9550- 896

EXHIBIT A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

ROM TECH, INC.

ROM TECH, INC., a corporation organized and existing under and by virtue of the Pennsylvania Business Corporation Law;

DOES HEREBY CERTIFY:

That the Articles of Incorporation of Rom Tech, Inc. be and they hereby are amended and restated in their entirety to read as follows:

1. The name of the corporation is Rom Tech, Inc.

2. The location of its registered office in this Commonwealth is: 2260 Cabot Boulevard, Suite 6, Langhorne, Pennsylvania, Bucks County.

3. The corporation was incorporated on July 9, 1992 under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares of common stock which the Corporation shall have the authority to issue is forty million (40,000,000) shares, without par value.

The aggregate number of shares of preferred stock which the Corporation shall have the authority to issue is ten million (10,000,000) shares, without par value.

The Board of Directors shall have the authority to establish series of Preferred Stock and to fix by resolution the preferences, qualifications, limitations, restrictions and special or relative rights of each such series as follows:

(a)

The Preferred Stock shall be issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article 4, to divide the shares of Preferred Stock into one or more series and, with respect to each such series, to fix and determine by resolutions providing for the issue of such series the following designations, privileges, relative or special rights, preferences and limitations,

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restrictions or qualifications, as to which there may be variations between the series so established:

(i)

the distinctive designations of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(ii)

the rate of dividends payable on shares of such series, the conditions upon which such dividends shall be payable, the dates when such dividends shall be payable, whether such dividends shall be cumulative or noncumulative or whether such dividends shall be payable in preference to the dividends payable on the Common Stock or any other series of Preferred Stock;

(iii)

whether or not shares of such series shall be redeemable and, if redeemable, the date or dates on which shares of such series shall be redeemable and the price or prices per share at which shares of such series shall be redeemable, which price or prices may vary at redemption dates or otherwise as permitted by law;

(iv)

whether or not the shares of such series shall be subject to mandatory redemption and/or the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund shall be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v)

the rights of the holders of the shares of such series in the event of any liquidation, dissolution or winding up of the Corporation, including the amount payable on the shares of such series in the event of any liquidation, dissolution or winding up of the Corporation, and whether such

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amount shall be payable in preference to the amounts payable in the event of any liquidation, dissolution or winding up of the Corporation to the holders of Common Stock or any other series of Preferred Stock;

(vi)	voting rights, if any, (which may be limited, multiple, fractional or non-existent and may vary depending on specified events); and

(vii)

generally to fix and determine the other special or relative rights, preferences and privileges, and any qualifications, limitations or restrictions of such rights, preferences and privileges, of such series; provided, however, that no such rights, preferences, privileges, qualifications, limitations or restrictions shall be in conflict with the Articles of Incorporation of the Corporation or with any resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock of which there are shares then outstanding.

(b)

All shares of Preferred Stock of all series shall be of equal rank and identical in all respects except to the extent that variations in the designations, relative rights, preferences and limitations of series of Preferred Stock are specified by the Board of Directors in resolutions providing for the issuance of such series. Each share of a series shall be identical in all respects with the other shares of such series, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon shall be cumulative. Shares of any series of Preferred Stock which have been retired in any manner, including shares redeemed or treasury shares retired, shall not be reissued.

5. Any action which may be taken at a meeting of shareholders or of a class of shareholders may be taken without a meeting if a consent or consents in writing to such action, setting forth the action so taken, shall be signed by shareholders entitled to cast a majority (or such larger percentage as may at the time of such action be required by statute for the taking of action by shareholders without a meeting) of the votes which all such shareholders are authorized to cast thereon.

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6. Personal Liability of Directors. A director of the corporation shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under these articles of incorporation, the bylaws of the corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of a director under any criminal statute, or (ii) the liability of a director for the payment of taxes under local, state or federal law. Any repeal, modification or adoption of any provision inconsistent with this Article 6, shall be prospective only, and neither the repeal or modification of this Article nor the adoption of any provision inconsistent with this Article shall adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision.

7. Personal Liability of Officers. An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under these articles of incorporation, the bylaws of the corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of an officer under any criminal statute, or (ii) the liability of an officer for the payment of taxes under local, state or federal law. Any repeal, modification or adoption of any provision inconsistent with this Article 7, shall be prospective only, and neither the repeal or modification of this Article nor the adoption of any provision inconsistent with this Article shall adversely affect any limitation on the personal liability of an officer of the Corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision.

8. Indemnification.

(a) (i) The Corporation shall indemnify and hold harmless, to the full extent not prohibited by law, as it now exists or may be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that the amendment permits the Corporation to provide broader indemnification rights than were permitted prior to the amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation or otherwise (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the

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heir, executor, or administrator, is or was a director or officer of the Corporation, or where the basis of the proceeding is any alleged action or failure to take any action by that person while acting in an official capacity as a director or officer of the Corporation, against all expenses, liability and loss, including but not limited to attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually and reasonably incurred or paid by that person in connection with the proceeding.

(ii) The right to indemnification conferred in this Article 8 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding (or part of it) or in enforcing his or her rights under this Article 8 in advance of the final disposition of the proceeding. Such payment shall be made promptly after receipt by the Corporation of a request for payment stating in reasonable detail the expenses incurred. However, to the extent required by law, the payment of such expenses incurred by a director or officer of the Corporation in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of that person, to repay all amounts advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Corporation under this Article 8 or otherwise.

(iii) The right to indemnification and advancement of expenses provided herein shall continue for a person who has ceased to be a director or officer of the Corporation or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

(b) If a claim for indemnification under this Article 8(b) hereof is not paid in full by the Corporation within thirty (30) days after a written claim for indemnification has been received by the Corporation, the claimant may, at any time afterwards, bring snit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to also be paid the expense of prosecuting the claim.

(c) The right to indemnification and the payment of expenses incurred a defending a proceeding in advance of a final disposition conferred in Article 8(a) and the right to payment of expenses conferred in Article 8(b) shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any bylaw, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office. The Corporation shall have the express authority to enter into such agreements or arrangements as the board of directors deems appropriate for the indemnification of and advancement of expenses to present or future directors and officers as well as employees, representatives or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation,

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partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Corporation.

(d) Neither the modification, amendment, alteration or repeal of this Article 8 or any of its provisions nor the adoption of any provision inconsistent with this Article 8 or any of this provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

9. These Articles of Incorporation may be amended in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

10. There shall be no cumulative voting in the election of directors.

11. Control Transactions. Subchapter E - “Control Transactions” of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as existing on the date of adoption of this Article 11 or as may be thereafter amended, shall not be applicable to the Corporation.

12. Control-Share Acquisitions. Subchapter G - “Control-Share Acquisitions” of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as existing on the date of adoption of this Article 12 or as may be thereafter amended, shall not be applicable to the Corporation.”

13. Disgorgement By Certain Controlling Shareholders. Subchapter H - “Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control” of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as existing on the date of adoption of this Article 13 or as may be thereafter amended, shall not be applicable to the Corporation.”

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6

9566-1646

Microfilm Number		Filed with the Department of State on	OCT 17 1995

Entity Number	2097934

		Secretary of the Commonwealth

STATEMENT OF CHANGE OF REGISTERED OFFICE

DSCB: 15-1507 (Rev 89)

Indicate type of entity (check one):

☒	Domestic Business Corporation	☐	Limited Partnership

☐	Foreign Business Corporation	☐	Foreign Nonprofit Corporation

☐	Domestic Nonprofit Corporation

1.	The name of the corporation or limited partnership is:	Rom Tech, Inc.

2.

The (a) address of this corporation’s or limited partnership’s current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is: (the Department is hereby authorized to correct the following address to conform to the records of the Department):

	(a)	2260 Cabot Boulevard, Suite #6	Langhorne	PA	19047	Bucks
		Number and Street	City	State	Zip	County

	(b)	N/A
		Name of Commercial Registered Office Provider				County

For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

3.	The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is (complete part (a) or (b)):

	(a)	2000 Cabot Boulevard West, Suite #110	Langhorne	PA	19047	Bucks
		Number and Street	City	State	Zip	County

	(b)	N/A
		Name of Commercial Registered Office Provider				County

For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

4.	Such change was authorized by the Board of Directors of the corporation. (not applicable to limited partnerships)

IN TESTIMONY WHEREOF, the undersigned corporation or limited partnership has caused this statement to be signed by a duty authorized officer this 16th day of October 1995.

Rom Tech, Inc.
Name of Corporation/Limited Partnership

BY:
Signature

TITLE:	Chief Executive Officer

M. BURR KEIM COMPANY PHILADELPHIA

    1-800-533-8113

Certification#: 9769114-1 Page 16 of 77

Microfilm Number		Filed with the Department of State on	OCT 17 1995

Entity Number	2097934
		Secretary of the Commonwealth

ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION

DSCB:15-1926 (Rev 91)

In compliance with the requirements of 15 Pa.C.S. § 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

1.	The name of the corporation surviving the merger is:	Rom Tech, Inc.

2.	(Check and complete one of the following):

	☒	The surviving corporation is a domestic business corporation and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	2000 Cabot Boulevard West, Suite #110	Langhorne	PA	19047	Bucks

Number and Street	City	State	Zip	County

(b)	c/o:	N/A

		Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

N/A

The surviving corporation is a qualified foreign business corporation incorporated under the laws of                                                   and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)

Number and Street	City	State	Zip	County

(b)	c/o:

		Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

N/A	The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of and the address of its principal office under the laws of such domiciliary jurisdiction is:

Number and Street	City	State	Zip	County

3.	The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

Name of Corporation	Address of Registered Office or Name of Commercial Registered Office Provider	County

Applied Optical Media Corporation 96 West Third Avenue, Collegeville, PA 19426		Montgomery

M. BURR KEIM, COMPANY [ILLEGIBLE]

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DSCB:15-1926 (Rev 91)-2

4.	(Check, and if appropriate complete, one of the following):

☐	The plan of merger shall be effective upon filing these Articles of Merger in the Department of State.

☒	The plan of merger shall be effective on	October 18, 1995	at	9:00 A.M.

		Date		Hour

5.	The manner in which the plan of merger was adopted by each domestic corporation is as follows:

Name of corporation	Manner of adoption
Rom Tech, Inc.	Adopted by action of the Board of Directors of the Corporation pursuant to 15 Pa. C.S. Section 1924 (b)(2).

Applied Optical Media Corporation	Adopted by the directors and shareholders pursuant to 15 Pa. C.S.

Section 1924(a).

6.	(Strike out this paragraph if no foreign corporation is a party to the merger).

7.	(Check, and if appropriate complete, one of the following):

☒	The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.

☐	Pursuant to 15 Pa.C.S. § 1901 (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:

Number and Street	City	State	Zip

IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this 16th day of October 1995.

APPLIED OPTICAL MEDIA CORPORATION		ROM TECH, INC.
(Name of Corporation)		(Name of Corporation)

BY:		BY:
	(Signature)		(Signature)

TITLE:	President	TITLE:	Chief Executive Officer

Certification#: 9769114-1 Page 18 of 77

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of October     , 1995 (“Merger Agreement”), between and among APPLIED OPTICAL MEDIA CORPORATION, a Pennsylvania corporation (“AOMC”), ROM TECH, INC., a Pennsylvania corporation (“Company”) and the shareholders of AOMC, shall amend and restate in its entirety the Agreement and Plan of Merger dated as of July 26, 1995 between and among AOMC, the Company and the shareholders of AOMC.

INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and material covenants and agreements contained herein, the parties to this Merger Agreement hereby agree as follows:

ARTICLE

1

THE MERGER

1.1 Merger of AOMC With and Into Company.

(a) Agreement to Acquire AOMC. Subject to the terms of this Merger Agreement between and among AOMC. Company, and the shareholders of AOMC, AOMC shall be acquired by Company through a merger (“the Merger”) of AOMC into the Company. As used herein, the term “AOMC Common Stock” shall mean the common shares of AOMC and the term “Closing” shall mean the closing of the Merger pursuant to this Merger Agreement.

(b) Effective Time. The Merger shall become effective at such time (the “Effective Time”) as Articles of Merger are filed with the Secretary of State of the Commonwealth of Pennsylvania pursuant to the Pennsylvania Business Corporation Law.

(c) Surviving Corporation. At the Effective Time, AOMC shall be merged into Company and the separate corporate existence of AOMC shall cease. The Company shall be the surviving corporation (the “Surviving Corporation”) in the Merger, and the separate corporate existence of Company, with all its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

1.2 Effect of the Merger; Additional Actions

(a) Effects. The Merger shall have the effects set forth in Section 1929 of the Pennsylvania Business Corporation Law.

(b) Additional Actions. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable (i) to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or

EXHIBIT A

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assets of AOMC or (ii) otherwise to carry out the purposes of this Merger Agreement, AOMC and its officers and directors shall be deemed to have granted to the Surviving Corporation irrevocable powers of attorney to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement; and each of the officers and directors of the Surviving Corporation are fully authorized in the name of AOMC to take any and all such actions.

ARTICLE 2

THE CONSTITUENT CORPORATIONS

2.1 Organization of Company.

(a) Incorporation. The Company was incorporated under the laws of the Commonwealth of Pennsylvania on July 9, 1992.

(b) Authorized Stock. The Company is authorized to issue an aggregate of 40,000,000 shares of Common Stock, without par value (“Company Common Stock”), and 10,000,000 shares of Preferred Stock, without par value (the “Preferred Stock”).

(c) Outstanding Stock. On the date hereof, 1,602,741 shares of Common Stock, warrants to acquire 235,662 shares of Common Stock, and options to acquire 177,000 shares of Common Stock are outstanding.

2.2 Organization of AOMC.

(a) Incorporation. AOMC was incorporated under the laws of the Commonwealth of Pennsylvania on February 16, 1988.

(b) Authorized Stock. AOMC is authorized to issue an aggregate of 10,000 common shares, without par value (“AOMC Common Stock”).

(c) Outstanding Stock. On the date hereof, an aggregate of 3,900 shares of AOMC Common Stock are outstanding.

ARTICLE 3

ARTICLES OF INCORPORATION, BYLAWS AND

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

3.1 Articles of Incorporation of Surviving Corporation. The Articles of incorporation of the Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation unless and until amended as provided by law and by such Articles of Incorporation.

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3.2 Bylaws of Surviving Corporation. The Bylaws of the Company in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

3.3 Officers and Directors of Surviving Corporation. The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors shall have been elected and qualified or until otherwise provided by law. The officers of the Company immediately prior to the Effective Time shall be the officers of Surviving Corporation and shall serve at the discretion of the Board of Directors of the Surviving Corporation.

ARTICLE 4

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE

CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

4.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock:

(a) Capital Stock of Company. All issued and outstanding shares of capital stock of Company shall continue to be issued and shall be converted into 1,602,741 shares of Common Stock of the Surviving Corporation. Each stock certificate of the Company evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

(b) Cancellation of AOMC Common Stock. All shares of AOMC Common Stock that are owned directly or indirectly by AOMC shall be cancelled, and no stock or other consideration shall be delivered in exchange therefore.

(c) Conversion of AOMC Common Stock. Each issued and outstanding share of AOMC Common Stock (other than shares to be cancelled pursuant to Section 4.1(b) hereof) and shares, if any, held by persons exercising and perfecting their appraisal rights in accordance with Subchapter D of Chapter 15 of the Pennsylvania Corporation Law (“Dissenting Shares”), shall be converted, without any action on the part of the holders thereof, into 1,094.50 shares of Company Common Stock and 295.34 warrants to purchase Company Common Stock, each such warrant (a “Warrant”) to be substantially in the form attached hereto as Exhibit “A”.

(d) Appraisal Rights. If holders of AOMC Common Stock are entitled to appraisal rights in connection with the Merger under Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law, any Dissenting Shares shall not be converted into Company Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the law of the Commonwealth of Pennsylvania. Company Common Stock otherwise issuable to persons exercising and perfecting said appraisal rights shall be retained by Surviving Corporation

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(e) Fractional Shares. No fractional shares of Company Common Stock shall be issued. In lieu of the issuance of fractional shares, the aggregate number of shares of Company Common Stock to be issued to each AOMC shareholder shall be rounded to the nearest whole number of shares of Company Common Stock, with any half shares rounded up to the next integer.

4.2 Exchange of Certificates.

(a) Exchange Procedures. At or promptly after the Closing, certificates that immediately prior to the Effective Time represented outstanding shares of AOMC Common Stock whose shares are being converted into Company Common Stock and Warrants pursuant to Section 4. l(c) of this Merger Agreement, shall be surrendered for cancellation and termination in the Merger pursuant to instructions to be provided by Company. Upon surrender of a certificate for cancellation, each such certificate shall be cancelled and, simultaneously with such cancellation, a new certificate for shares of Company Common Stock and a new certificate for Warrants, representing the number of shares of Company Common Stock and number of Warrants, respectively, into which the shares of AOMC Common Stock formerly represented by such certificate shall have been converted in the Merger, shall be issued to the holder thereof. From and after the Effective Time, each certificate which prior to the Effective Time represented shares of AOMC Common Stock shall be deemed to represent only the right to receive the certificates of Company Common Stock and Warrants contemplated by the preceding sentence, and the holder of each such certificate shall cease to have any rights with respect to the shares of AOMC Common Stock formerly represented thereby, except as otherwise provided herein or by law.

(b) Payments of Dividends With Respect to Unexchanged Shares. No dividends on Company Common Stock shall be paid to the holder of any unsurrendered AOMC Common Stock Certificate until the holder of record of such certificate shall surrender such certificate. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any certificate, there shall be delivered to the person entitled thereto without interest, the amount of dividends paid with respect to the Company Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

(c) No Further Ownership Rights in AOMC Common Stock. All Company Common Stock delivered upon the surrender for exchange of shares of AOMC Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of AOMC Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of AOMC Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, AOMC Common Stock Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article IV.

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ARTICLE 5

TERMINATION

5.1 Termination by Mutual Agreement. Notwithstanding the approval of this Merger Agreement by the shareholders of AOMC and the Company, this Merger Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of Company and AOMC.

5.2 Effects of Termination. In the event of the termination of this Merger Agreement, this Merger Agreement shall become void and there shall be no liability on the part of either Company or AOMC or their respective officers or directors.

ARTICLE 6

CONDITIONS PRECEDENT TO MERGER

6.1 Conditions Precedent to Merger In Favor of AOMC. The following conditions precedent to the Merger in favor of AOMC shall have been satisfied by the Company at the time of the Merger:

(i)

no material adverse change in the financial condition or business of the Company as described in the Registration Statement on Form SB-2 filed by the Company in connection with its initial public offering (the “Registration Statement”) shall have occurred; and

(ii)

the Registration Statement shall have been declared effective by the Securities and Exchange Commission (“SEC”) and the closing with the underwriter of the initial public offering shall have occurred; and

(iii)

the business of the Company shall have been operated in the ordinary course of business from and after the date of this Merger Agreement and no Common Stock or rights to acquire Common Stock shall have been issued other than those sold pursuant to the Registration Statement.

6.2 Conditions Precedent to Merger In Favor of the Company. The following conditions precedent to the Merger in favor of the Company shall have been satisfied by AOMC at the time of the Merger:

(i)	no material adverse change in the financial condition or business of AOMC as described in the Registration Statement shall have occurred; and

(ii)	the Registration Statement shall have been declared effective by the SEC and the closing with the underwriter of the initial public offering shall have occurred; and

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(iii)

Odyssey Capital Group, L.P., a Pennsylvania limited partnership (“Odyssey”), shall have exchanged all of the debt owing by AOMC to Odyssey (the “AOMC-Odyssey Debt”) for One Million (1,000,000) shares of the Preferred Stock, said Preferred Stock to have the rights, powers and privileges set forth on Exhibit “B” hereto; and

(iv)	John J. Brown (“Brown”) shall have exchanged all of the debt owing by AOMC to Brown (the “AOMC-Brown Debt”) for a $300,000 note in the form attached hereto as Exhibit “C” (the “Brown Note”); and

(v)	AOMC shall not have any indebtedness for borrowed money at the Effective Time other than the loans from Odyssey and Brown exchanged for the Odyssey Preferred Stock and Brown Note, respectively; and

(vi)

the business of AOMC shall have been operated in the ordinary course of business from and after the date of this Merger Agreement; provided, however, that AOMC shall have the right to repay indebtedness owed to Brown so that no less than $300,000 of indebtedness from AOMC to Brown will be outstanding at the Effective Time of the Merger.

ARTICLE 7

GENERAL PROVISIONS

7.1 Amendment. This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of AOMC, but after such approval, no amendment shall be made that by law requires the further approval of shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

7.2 Counterparts. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

7.3 Governing Law. This Merger Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Commonwealth of Pennsylvania.

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IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first set forth above.

ROM TECH, INC.	APPLIED OPTICAL MEDIA CORPORATION

By:	By:

(Print Name)	(Print Name)
Title:	Title:

SHAREHOLDERS OF AOMC:

Agreeing to exchange the AOMC-Odyssey Debt for the Preferred Stock described in Exhibit “B”, as required by Section 6.2(iii) of the Merger Agreement, and agreeing to exercise a warrant to purchase 220,662 common shares of the Company on the Effective Date:

Odyssey Capital Group, L.P.
	By:	Odyssey Capital Group, Inc. its general partner

By:
John P. Kirwin, III, President

Agreeing to exchange the AOMC-Brown Debt for the Brown Note, as required by Section 6.2(iv) of the Merger Agreement:

John J. Brown

Ballyshannon Partners, L.P.
	By:	Ballyshannon Partners, Inc. its general partner

By:
Bruce E. Terker, President

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[ILLEGIBLE]

Microfilm Number		Filed with the Department of State on	NOV 12 1998

Entity Number	2097934
		Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

DSCB:15-1915 (Rev 91)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is:	Rom Tech, Inc.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	2000 Cabot Boulevard West, Suite 110	Langhorne	PA	19047	Bucks

Number and Street	City	State	Zip	County

(b)	c/o:	N/A
		Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is:	Pennsylvania Business Corporation Law of 1988

4.	The date of its incorporation is:	July 9, 1992

5.	(Check, and If appropriate complete, one of the following):

☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐	The amendment shall be effective on:		at

		Date		Hour

6.	(Check one of the following):

	☐	The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b).

	☒	The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

7.	(Check, and If appropriate complete, one of the following):

☒	The amendment adopted by the corporation, set forth in full, is as follows:

1.	“The name of the corporation is RomTech, Inc.”

☐	The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

[ILLEGIBLE]

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[ILLEGIBLE]

DSCB:15-1915 (Rev 91)-2

8.	(Check If the amendment restates the Articles):

☐	The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this      day of November, 1998.

Rom Tech, Inc. (Name of Corporation)

BY:
Gerald W. Klein (Signature)

TITLE:	Chief Executive Officer

Certification#: 9769114-1 Page 57 of 77

[ILLEGIBLE]

Microfilm Number		Filed with the Department of State on	FEB 09 1999

Entity Number	2097934
		Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

DSCB:15-1915 (Rev 91)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is:	Rom Tech, Inc.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	2000 Cabot Boulevard West, Suite 110	Langhorne	PA	19047	Bucks
	Number and Street	City	State	Zip	County

(b)	c/o:	N/A
		Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is:	Pennsylvania Business Corporation Law of 1988

4.	The date of its incorporation is:	July 9, 1992

5.	(Check, and If appropriate complete, one of the following):

☐	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☒	The amendment shall be effective on:	March 1, 1999	at	9:00 a.m.

		Date		Hour

6.	(Check one of the following):

☐	The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b).

☒	The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

7.	(Check, and If appropriate complete, one of the following):

☒	The amendment adopted by the corporation, set forth in full, is as follows:

1. “The name of the corporation is eGames, Inc.”

☐	The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and made a part hereof.

M. BURR KEIM COMPANY

(215)563-8113 (800) 533-8113

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[ILLEGIBLE]

DSCB:15-1915 (Rev 91)-2

8	(Check If the amendment restates the Articles):

☐	The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 27th day of January, 1999.

Rom Tech, Inc. (Name of Corporation)

BY:
Gerald W. Klein (Signature)

TITLE:	Chief Executive Officer

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Entity #: 2097934 Date Filed: 02/14/2008 Pedro A. Cortes Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Statement with Respect to Shares

Domestic Business Corporation

(15 Pa.C.S. § 1522)

Fee: $70

In compliance with the requirements of 15 Pa.C.S. § 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1 .	The name of the corporation is:
eGames, Inc.

2.	Check and complete one of the following:

☐	The resolution amending the Articles under 15 Pa.C.S. § 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

☒	The resolution amending the Articles under 15 Pa.C.S. § 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.

3.

The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. § 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 1,000,000 shares.

[ILLEGIBLE]

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DSCB:15-1522-2

4.	The resolution was adopted by the Board of Directors or an authorized committee thereon on:
February 2, 2008

5.	Check, and if appropriate complete, one of the following:

☒	The resolution shall be effective upon the filing of this statement with respect to shares in the Department of State.

☐	The resolution shall be effective on: at .
Date Hour

IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this 12th day of February, 2008.

eGames, Inc.
Name of Corporation

Signature

Gerald W. Klein, Chief Executive Officer
Title

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STATEMENT OF POWERS, RIGHTS AND DESIGNATIONS, PREFERENCES

OF THE 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK

OF

eGAMES, INC.

Pursuant to Section 1522 of the

Business Corporation Law of the Commonwealth of Pennsylvania

eGames, Inc. (the “Corporation”), a corporation organized and subsisting under the Business Corporation Law of the Commonwealth of Pennsylvania (the “Act”), does hereby certify that pursuant to the provisions of Section 1522(b) of the Business Corporation Law of the Commonwealth of Pennsylvania (the “BCL”), the Board of Directors of the Corporation, by action taken on February 2, 2008, adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof;

RESOLVED, that pursuant to the authority expressly granted to and vested in the board of directors of the Corporation (the “Board”) pursuant to Section 1522(b) of the Pennsylvania Business Corporation Law of 1988, as amended, and by the provisions of Article 4 of the Corporation’s Articles of Incorporation, as amended to date (the “Articles of Incorporation”), the Board hereby creates a series of preferred stock of the Corporation, without par value, consisting of 1,000,000 shares, which shall be designated as the “Series A 5% Cumulative Convertible Preferred Stock” (hereinafter, the “Convertible Preferred Stock” or the “Preferred Stock”), which series shall have the following powers, designations, preferences and relative participating, optional, voting or other rights, and the following qualifications, limitations or restrictions:

1. Dividends.

1.1. The holder of each issued and outstanding share of the Convertible Preferred Stock shall be entitled to receive, out of the funds of the Corporation legally available for such purpose, when, as and if declared by the Board of Directors of the Corporation, before any dividend shall be declared, paid or set aside, or any other distribution shall be declared or made, upon the Corporation’s common stock, without par value, (the “Common Stock”) or any other class or series of stock of the Corporation, cumulative dividends payable either in cash or in kind in shares of the Corporation’s Common Stock, at the Corporation’s option, quarterly, in arrears, in accordance with this Section 1, on or before thirty days after each of March 31, June 30, September 30 and December 31 of each year (“Dividend Payment Date”) commencing on March 31, 2008, except that if such Dividend Payment Date is not a business day, then the Dividend Payment Date will be the immediately preceding business day. Dividends shall accrue and shall be cumulative from the date of issuance of the shares of the Convertible Preferred Stock, whether or not declared by the Board of Directors of the Corporation. If the Corporation elects to pay the dividend in shares of Common Stock, the Corporation shall set aside a sufficient number of shares of Common Stock for the payment of such declared dividends and shall deliver certificates representing such shares of Common Stock to the holders of shares of Convertible Preferred Stock as of the record date for such

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dividend in payment of such declared dividends within two business days after such Dividend Payment Date.

1.2. The amount of dividends payable per share of Convertible Preferred Stock (the “Dividend Rate”) shall be based on the greater of: (a) 5% per annum of the Stated Value (as hereinafter defined) and (b) $1.00 per unit based on the net quarterly unit sales (as hereinafter defined) of the Corporation’s “Puzzle City” and “Pet Shop” products on the Nintendo DS platform plus $0.50 per unit based on the net quarterly unit sales of all Rubik’s products, except for end-of-life product sales of Rubik’s products to inventory liquidators and discount retailers. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly period shall be computed on a pro-rata basis, based on the number of days elapsed. Any such dividend declared shall be payable in either cash or in kind in shares of Common Stock, at the option of the Corporation. If a dividend is to be paid in kind in Common Stock, the Common Stock shall be valued at the Current Market Price (as hereinafter defined) as of the record date for such Dividend Payment Date. In furtherance thereof, the Corporation shall reserve out of the authorized but unissued shares of Common Stock, solely for issuance in respect of the payment of dividends as herein described, a sufficient number of shares of Common Stock to pay such dividends, when, if and as declared by the Board of Directors of the Corporation.

1.3. Dividends shall be payable on each Dividend Payment Date to the holders of record of the Convertible Preferred Stock at the close of business on the date specified by the Board of Directors of the Corporation; provided, however, that no such record date shall be more than thirty (30) days nor less than ten (10) days prior to the respective Dividend Payment Date.

1.4. The term “Stated Value” means the original purchase price paid by a holder of the Convertible Preferred Stock plus all accrued and unpaid dividends, if any, added thereto.

1.5. The term “net quarterly unit sales” means the gross units sold during each respective calendar quarter, less products returned during such quarter of the titles by platform referred to in Section 1.2.

2. Rights on Liquidation, Dissolution or Winding-Up. In the event of any liquidation, dissolution or winding-up of the Corporation (including, without limitation, a liquidation or reorganization under Chapter 7 or 11 of Title 11 of the United States Code, as amended), the holders of shares of the Convertible Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment shall be made to the holders of Common Stock of the Corporation, an amount equal to the Stated Value per share. If the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Convertible Preferred Stock. A merger or consolidation involving the Corporation or a sale or transfer of all or substantially all of the assets of the Corporation shall not be deemed a liquidation, dissolution or winding-up of the Corporation.

3. Voting Rights. Except as herein provided or otherwise provided by law, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the outstanding Common Stock, and the holders of the Convertible Preferred Stock shall

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not be entitled to vote. Upon any corporate action which would alter or change the rights and preferences so as to adversely affect the holders of the Convertible Preferred Stock, the vote of a majority of the holders of the Convertible Preferred Stock, voting as a series, shall be required to approve such action. The holders of the Convertible Preferred Stock shall be entitled to notice of and to attend all meetings of shareholders.

4. Voluntary Conversion. Each share of the Convertible Preferred Stock shall be convertible into Common Stock at the holder’s option, without the payment of any additional consideration, into the number of fully paid and non-assessable shares of the Corporation’s Common Stock as is determined by dividing (i) 1.00 by (ii) the Conversion Factor (as hereinafter defined). The number of shares of Common Stock into which the Convertible Preferred Stock may be converted shall be hereinafter referred to as the “Conversion Rate.” The initial Conversion Factor for the Convertible Preferred Stock shall be 0.50, subject to adjustment as described in Section 7.

4.1. The right of conversion shall be exercised by the holder of shares of Convertible Preferred Stock by delivering to the Corporation a conversion notice (the “Conversion Notice”), appropriately completed and duly signed and specifying the number of shares of Convertible Preferred Stock that the holder elects to convert (the “Converting Shares”) into shares of Common Stock on the date specified in the Conversion Notice (which date shall not be earlier than the date on which the Conversion Notice is delivered to the Corporation), and by surrender of the certificate or certificates representing such Converting Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Common Stock shall be issued, if other than the name in which the Converting Shares are registered. Promptly after the receipt of the Conversion Notice and surrender of the Converting Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Converting Shares or such holder’s nominee, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Converting Shares. Such conversion shall be deemed to have been effected as of the close of business on the date specified in the Conversion Notice in accordance with the terms hereof (the “Conversion Date”), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date.

5. Mandatory Conversion and Redemption.

5.1. At any time after February 19, 2009, the Corporation shall have the right to cause the conversion of the Convertible Preferred Stock into Common Stock if the Current Market Price of the Common Stock is equal to or greater than $3.00 for thirty (30) consecutive days at the then current Conversion Rate for each share of the Convertible Preferred Stock, upon thirty (30) days notice from the Corporation to the holders.

5.2. Each share of the Convertible Preferred Stock shall be converted into Common Stock or redeemed, at the Corporation’s discretion, upon any of the following events: (a) the closing of a firm commitment underwriting for a public offering of the Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission with aggregate gross proceeds of at least $20,000,000 million (“QPO”), or (b) a

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“Change of Control” of the Corporation. For purposes hereof, a “Change of Control” shall be defined as: a consolidation, merger or share exchange of the Corporation (i) in which the shareholders of the Corporation immediately prior to such transaction do not own at least a majority of the voting power of the surviving entity in any such transaction, or (ii) in which a shareholder of the Corporation who does not own a majority of the voting stock of the Corporation immediately prior to such transaction, owns a majority of the Corporation’s voting capital stock immediately after such transaction; (iii) a sale of all or substantially all of the assets of the Corporation; or (iv) the acquisition by any person or related group of more than 50% of the combined voting power of the Corporation’s outstanding securities. If the Corporation elects to cause the conversion of the Convertible Preferred Stock, all of the shares of the Convertible Preferred Stock shall be converted at the then current Conversion Rate. If the Corporation elects to redeem the Convertible Preferred Stock, it shall pay to the holder(s) thereof cash equal to the Stated Value per share.

5.3

(a) Notice of any conversion or redemption by the Corporation under Section 5.1 or Section 5.2 of shares of the Convertible Preferred Stock shall be given in writing by the Corporation to all holders of record by mail at such holder’s address as it appears on the transfer books of the Corporation, and the time of mailing such notice shall be deemed the time of delivery. The notice shall set forth the date of conversion or redemption, as applicable. Such notice shall be given to the holders not less than ten (10) days prior to the date of conversion or redemption, as applicable. The Corporation shall redeem or cause the conversion, no sooner than ten (10) days nor later than sixty (60) days after the date of the notice, all of the outstanding shares of the Convertible Preferred Stock.

(b) Upon notice given pursuant to paragraph (a) of this Section 5.3, from and after the date of redemption or conversion, as specified in the notice, unless, in the event of a redemption, default shall be made by the Corporation in providing for the payment of the applicable redemption price, all dividends on the Convertible Preferred Stock shall cease to accrue.

6. No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of the Convertible Preferred Stock. If more than one share of Convertible Preferred Stock shall be surrendered at any time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as defined in Section 10) of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders thereof shall not be entitled to any rights as shareholders of the Corporation in respect of such fractional interests, except as set forth herein.

7. Anti-Dilution. If there shall be issued additional shares of the Common Stock solely by reason of stock dividends, stock splits, reclassification, combinations or exchanges of shares (or a similar issuance of shares without receipt of consideration by the Corporation), or if the Corporation shall reduce the number of outstanding shares of its Common Stock by any capital reorganization or reclassification of the capital stock of the Corporation, or otherwise, the Board of Directors of the

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Corporation shall adjust the Conversion Factor to reflect such transaction such that immediately after any of the foregoing events, the Convertible Preferred Stock shall be convertible into the same proportion of issued and outstanding shares of the Common Stock to which the Convertible Preferred Stock would have been convertible prior to such event.

8. Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (Philadelphia time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (Philadelphia time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express.

9. Retirement of Redeemed Shares.

No share or shares of the Convertible Preferred Stock acquired by the Corporation by reason of redemption, or otherwise, shall be re-issued and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Convertible Preferred Stock accordingly.

10. Current Market Price.

“Current Market Price” means, in respect of any share of Common Stock on any date herein specified, the average of the daily closing prices for the 10 consecutive business days ending on the last business day before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 10 business day period), or, in case no sales took place on any day in question, the mean of the last bid and asked prices on such day, in either case on the principal national securities exchange on which the Common Stock then be listed or admitted to trading or on the NASDAQ Stock Market (or, if the Common Stock is not listed or admitted for trading on any such exchange or on the NASDAQ Stock Market on any day in question, then such price as shall be deemed to be the mean of the last reported bid and asked prices on such day as reported by the OTC Bulletin Board or the “Pink Sheets”; provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this Section 10 are available for the period required hereunder, the Current Market Price shall be determined in good faith by at least a majority of the members of the Board of Directors of the Corporation, or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected by the Board of Directors of the Corporation (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules); provided, further, that if the Common Stock is listed on any national securities exchange, the term “business days,” as used in this Section 10, shall mean business days on which such exchange is open for trading.

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FURTHER RESOLVED, that, before the Corporation shall issue any shares of the Convertible Preferred Stock, a certificate pursuant to Section 1522(c) of the BCL shall be made, executed, acknowledged, filed, and recorded in accordance with the provisions of Sections 1522(c) of the BCL, and the proper officers of the Corporation be, and they hereby are, authorized and directed to do all acts and things which may be necessary or proper in their opinion to carry into effect the purposes and intent of this and the foregoing resolutions.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf and attested on this 12th day of Feb., 2008 by a duly authorized officer of this Corporation.

eGAMES, INC.

By:
Gerald W. Klein, Chief Executive Officer

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Entity #: 2097934 Date Filed: 08/19/2011 Carol Aichele Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

☒ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the corporation is:
eGames, Inc.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
	(a) Number and Street	City	State	Zip	County
	2000 Cabot Blvd., Suite 110	Langhome	PA	19047	Bucks

	(b) Name of Commercial Registered Office Provider				County
c/o

3.	The statute by or under which it was incorporated: Business Corporation Law of 1988

4.	The date of its incorporation: 07/09/1992

5.	Check, and if appropriate complete, one of the following:

☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐	The amendment shall be effective on:		at
		Date		Hour

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DSCB: l5-19l5/59l5-2

6.	Check one of the following:

☐	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☒	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914 (c) or § 5914(b).

7.	Check, and if appropriate, complete one of the following:

☒	The amendment adopted by the corporation, set forth in full, is as follows

“1.	The name of the corporation is Entertainment Games, Inc.”

☐	The amendment adopted by the corporation is set forth in Full in Exhibit A attached hereto and made a part hereof.

8.	Check If the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 18TH day of August, 2011.

eGames, Inc.
Name of Corporation

Signature

Thomas W. Murphy, Vice-President
Title

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